SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2010

TECHTEAM GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27335 West 11 Mile Road Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:   (248) 357-2866

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Disposition of Assets

On September 1, 2010, TechTeam Global AB (“TechTeam Sweden”), a wholly-owned subsidiary of TechTeam Global, Inc. (the “Company”), executed and closed on a transaction to sell 100% of the stock of its wholly-owned subsidiary, TechTeam SQM AB (“SQM”), to Koneo AB (“Koneo”) for SEK 7,000,000 (approximately $940,000), subject to a working capital adjustments in accordance with the terms of the Agreement. The amount of assets disposed of in this transaction amount to less than 2% of the total assets of the Company.

SQM primarily provides IT staffing services to its customers, but it also provided certain IT Outsourcing Services, such as IT service desk services. Contemporaneous with the execution and close of the transaction, SQM assigned to TechTeam Sweden its IT Outsourcing Services contracts, which the Company will continue to service. Also on September 1, 2010, TechTeam Sweden and Koneo entered into a Joint Marketing Agreement to mutually utilize the expertise of the other company in their sales efforts in the Swedish IT marketplace. Accordingly, the transaction allows TechTeam Sweden to focus its efforts exclusively on the commercial IT Outsourcing market in Sweden, while working with Koneo to meet customer needs in IT staffing and deskside support services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

	By	/s/Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and
Secretary
Date: September 3, 2010

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